Exhibit 99.3

Preliminary Copy

CONCORD EFS, INC.

2525 Horizon Lake Drive, Suite 120

Memphis, Tennessee 38133

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

FOR A SPECIAL MEETING TO BE HELD ON [•]

The undersigned hereby appoints Dan M. Palmer and Thomas J. Dowling or either of them as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below all the shares of common stock of Concord EFS, Inc. held by the undersigned on [insert record date] at the Special Meeting of Shareholders to be held on [insert day of week], [insert date] at [insert location] beginning at [insert time] local time or any adjournment or postponement thereof, upon all subjects that may properly come before the meeting, including the matters described in the joint proxy statement/prospectus furnished with this proxy card, subject to the directions indicated on this card or through the telephone proxy procedures, and at the discretion of the proxies for any other matters that may properly come before the meeting. If specific voting instructions are not given with respect to matters to be acted upon and the signed card is returned, the proxies will vote in accordance with the directors’ recommendations provided below and at their discretion on any other matters that may properly come before the meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE VOTE YOUR SHARES PROMPTLY BY

TELEPHONE OR BY MARKING, SIGNING, DATING AND RETURNING THE PROXY CARD IN THE ENCLOSED

PREPAID ENVELOPE.

Please sign your proxy card exactly as your name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title, as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person and state your title.

Preliminary Copy

CONCORD EFS, INC.

C/O EQUISERVE

P.O. Box 8694

Edison, NJ 08818

Vote by Telephone

It’s fast, convenient, and immediate! Call toll-free on a touch-tone phone  1-877-PRX-VOTE (1-877-779-8683).

Follow these four easy steps:

1.	Read the accompanying joint proxy statement/prospectus and proxy card.

2.	Call the toll-free number
1-877-PRX-VOTE (1-877-779-8683).

3.	Enter your Voter Control Number located on your proxy card above your name.

4.	Follow the recorded instructions.

Your vote is important!

Call 1-877-PRX-VOTE anytime!

Do not return your proxy card if you are voting by telephone.

DETACH HERE

☐	Please mark votes as in this example.

CONCORD EFS, INC.
	FOR	AGAINST	ABSTAIN

1. To adopt the Agreement and Plan of Merger, dated as of April 1, 2003, among First Data Corporation, Monaco Subsidiary Corporation, a wholly owned subsidiary of First Data Corporation, and Concord EFS, Inc.;

	☐	☐	☐

2. To transact such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the actions described in Item 1. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

Please be sure to sign and date this proxy card.

Signature:                      Date:              Signature:                      Date: